As filed with the Securities and Exchange Commission on August 11, 1999
                                                    Registration No. 333-_______

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           TRIMBLE NAVIGATION LIMITED
             (Exact name of registrant as specified in its charter)

         California                                 94-2802192
 (State or other jurisdiction            (I.R.S. Employer Identification No.)
  of incorporation or organization)

                              645 North Mary Avenue
                           Sunnyvale, California 94088
                    (Address of Principal Executive Offices)

                        1988 Employee Stock Purchase Plan
                             1993 Stock Option Plan
                            (Full title of the plans)

                               Steven W. Berglund
                       President & Chief Executive Officer
                           Trimble Navigation Limited
                              645 North Mary Avenue
                           Sunnyvale, California 94088
                     (Name and address of agent for service)
                                 (408) 481-8000
           Telephone number, including area code, of agent for service


                                    Copy to:

                             John B. Goodrich, Esq.
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050


                                                  CALCULATION OF REGISTRATION FEE
     ----------------------------------------- --------------- ------------------- --------------------- --------------------
                                                                                         Proposed
                     Title of                      Amount           Proposed             Maximum              Amount of
                  Securities to                    to be        Maximum Offering        Aggregate           Registration
                  be Registered                  Registered     Price Per Share       Offering Price             Fee
     ----------------------------------------- --------------- ------------------- --------------------- --------------------
          Common Stock
          - 1988 Employee Stock Purchase Plan       600,000     $ 9.1508(1)          $ 5,490,480.00(1)          $1,526.00
          - 1993 Stock Option Plan                1,200,000     $10.7566(2)          $12,918,720.00(2)          $3,592.00
     ----------------------------------------- --------------- ------------------- --------------------- --------------------
            TOTALS                                1,800,000                          $18,408,200.00             $5,118.00
                                               ===============
     ----------------------------------------- --------------- ------------------- --------------------- --------------------

     (1) Estimated solely for the purpose of calculating the amount of the registration fee on the basis of 85% of the high and low price reported by the Nasdaq National Market System on August 6, 1999.

     (2) Estimated solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low price reported by the Nasdaq National Market System on August 6, 1999.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


     The registrant hereby incorporates by reference the contents of the following Registration Statements on Form S-8: Registration No. 33-39647 dated April 2, 1991, Registration No. 34-57522 dated January 28, 1993, Registration No. 33-78502 dated May 3, 1994, Registration No. 33-91858 dated May 3, 1995, Registration No. 333-04670 dated May 3, 1996, Registration No. 333-28429 dated June 3, 1997, and Registration No. 333-53703 dated May 27, 1998.


Item 8. Exhibits.

        Exhibit
        Number

        5.1 Opinion of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation

        10.1  1988 Employee Stock Purchase Plan

        10.2  1993 Stock Option Plan

        23.1  Consent of Ernst & Young LLP, Independent Auditors

        23.2 Consent of Wilson, Sonsini, Goodrich & Rosati, Professional Corporation (Contained in Exhibit 5.1)

        24.1  Power of Attorney (See Page 3)

                                   SIGNATURES

The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on August 11, 1999.


                                TRIMBLE NAVIGATION LIMITED


                                By:/s/Steven W. Berglund
                                      -----------------------------------
                                      Steven W. Berglund,
                                      President & Chief Executive Officer



                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven W. Berglund and Mary Ellen Genovese, jointly and severally, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.



        Signature                        Title                    Date
--------------------------- ----------------------------    -------------------

/s/Steven W. Berglund       President, Chief Executive Officer
---------------------       (Principal Executive Officer)
(Steven W. Berglund)         and Director                     August 9, 1999


/s/Mary Ellen Genovese      Vice President - Finance and Chief
----------------------      Financial Officer (Principal Financial
(Mary Ellen Genovese)       Officer and Principal
                            Accounting Officer)               August 9, 1999

/s/Robert S. Cooper
---------------------       Director                          August 9, 1999
(Robert S. Cooper)

/s/John B. Goodrich
---------------------       Corporate Secretary and Director  August 9, 1999
(John B. Goodrich)

/s/William Hart
---------------------       Director                          August 10, 1999
(William Hart)

/s/Norman Y. Mineta
---------------------       Director                          August 9, 1999
(Norman Y. Mineta)

-----------------------
(Bradford W. Parkinson)     Director

                           TRIMBLE NAVIGATION LIMITED

                            CERTIFICATE OF SECRETARY


     John B. Goodrich certifies as follows:

     1. He is the duly elected and acting Secretary of Trimble Navigation Limited, a California corporation (the "Company").

     2. Attached hereto as is a true and correct copy of the resolutions adopted by the Board of Directors of the Company at meetings on January 15, and March 22, 1999, and such resolutions have not been amended or revoked and are in full force and effect on the date hereof.


IN WITNESS WHEREOF, I have executed this certificate August 9, 1999.

                                   /s/John B. Goodrich
                                   ----------------------------
                                   John B. Goodrich, Secretary

                           RESOLUTIONS ADOPTED BY THE

                              BOARD OF DIRECTORS OF

                           TRIMBLE NAVIGATION LIMITED




AMENDMENT OF STOCK PLANS

     RESOLVED FURTHER: That the board hereby increases by 1,200,000 shares the number of shares of the Company's common stock available for issuance under the Company's 1993 Stock Option Plan from 3,800,000 shares to 5,000,000 shares.

     RESOLVED FURTHER: That the board hereby increases by 600,000 shares the number of shares of the Company's common stock available for issuance under the Company's 1988 Employee Stock Purchase Plan from 2,350,000 shares to 2,950,000 shares.

                                INDEX TO EXHIBITS



    Exhibit                       Description
    Number
---------------- ---------------------------------------------------------
      5.1        Opinion of Wilson, Sonsini, Goodrich & Rosati,
                 Professional Corporation

     10.1        1988 Employee Stock Purchase Plan

     10.2        1993 Stock Option Plan

     23.1        Consent of Ernst & Young LLP, Independent Auditors

     23.2        Consent of Wilson, Sonsini, Goodrich & Rosati,
                 Professional Corporation (Contained in Exhibit 5.1)

     24.1        Power of Attorney (see Page 3)